                               WARRANT AGREEMENT


     This Agreement (the "Agreement"), dated as of March 12, 1997, is entered into among Alpha 1 Biomedicals, Inc., a Delaware corporation (the "Company"), and the purchasers (the "Investors") of Units (as defined below) in a private offering (the "Offering") by the Company in accordance with a Unit Purchase Agreement, dated as of the date hereof (the "Unit Purchase Agreement").

                                  WITNESSETH:

     WHEREAS, the Company has issued in the Offering a total of 4.0 Units (the "Units"), each Unit consisting of 500,000 shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") and 165,000 Class D Warrants (the "Warrants"), each Warrant being exercisable to purchase one share of Common Stock (the "Warrant Shares"); and

     WHEREAS, the Company desires to set forth herein the terms of the Warrants and to provide for the issuance of certificates representing the Warrants.

     NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

     1.   WARRANT CERTIFICATES.

          (a) Each Warrant shall entitle the holder in whose name the certificate shall be registered on the transfer books of the Company (a "Warrant Holder") to purchase one share of Common Stock at the exercise price set forth in Section 3(a), subject to modification and adjustment as provided in Section 8 hereof. The Warrant certificates shall be detached from certificates representing shares of Common Stock comprising the Units and shall be distributed to the purchasers thereof at the closing of the Offering (the "Closing Date").

          (b) Warrants shall be issuable only in whole number denominations both upon initial issuance and in connection with any exercise, transfer or exchange.

     2.   FORM AND EXECUTION OF CERTIFICATES.

          (a) The Warrants shall be issued in registered form only. The form of Warrant certificate shall be substantially as attached hereto as Exhibits A and shall include any such other terms and legends as may be required to comply with any applicable law or the rules and regulations of any stock exchange or market.

          (b) Each Warrant certificate shall be sequentially numbered and shall have set forth thereon the designation "WD." The Warrant certificates shall be dated the date of their issuance.

          (c) The Company shall act as its own warrant agent in connection with the issuance, registration, transfer, exchange and exercise of Warrants, or in its sole discretion, upon notice to the Warrant Holders, may appoint an entity that is registered as "transfer agent" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to perform any one or more of such functions (the "Warrant Agent").

          (d) The Warrant certificates shall be manually signed on behalf of the Company by proper officers thereof (or, in the case of the appointment of a Warrant Agent other than the Company, by the facsimile signatures of the proper officers of the Company and countersigned by the Warrant Agent) and shall not be valid for any purpose unless so signed. In the event any officer of the Company who executed certificates (whether manually or by facsimile) shall cease to be an officer of the Company, such certificates shall have the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company.

     3.   EXERCISE; EXPIRATION.

          (a) Subject to the provisions of this Agreement, each Warrant may be exercised at a price (the "Exercise Price") of $.10 per Warrant Share, subject to adjustment as provided herein, at any time during the period (the "Warrant Exercise Period") commencing on the Closing Date and terminating on a date (the "Warrant Expiration Date") that is the tenth anniversary of the Closing Date or if the Warrant Expiration Date is a Saturday, Sunday, or a day on which banks in New York are not open for business (a "Business Day"), then the Warrant Expiration Date shall be the next Business Day. If an initial Warrant Holder is the holder of a Warrant on the 90th day preceding the Warrant Expiration Date, the Company will notify him no later than the 60th day prior to the Warrant Expiration Date of the date on which the Warrant will expire.

          (b) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (an "Exercise Date") that the Warrant Holder has delivered to the Company at its corporate offices located at 6707 Democracy Boulevard, Suite 111, Bethesda, MD 20817 (the "Corporate Office"), or at any such other office or agency as the Company may designate,
(i) the Warrant certificate with the Election to Purchase certification duly executed, which shall include, if at the time of exercise the Warrant Shares deliverable upon exercise of a Warrant have not been registered for sale by the Company under the Securities Act of 1933, as amended (the "Act"), a written representation of the Warrant Holder to the effect that (A) the Holder is an "accredited investor" as defined by Rule 501 under the Act (or such other reasonable representations as shall be necessary for the Company to conclude that the sale of the Warrant Shares to the Warrant Holder is an exempt transaction under the Securities Act), (B) the Warrant Shares being acquired upon exercise are being purchased for investment and not for distribution in violation of the Act, (C) acknowledging that such Warrant Shares have not been registered under the Act and (D) agreeing that such Warrant Shares may not be sold or transferred unless there is an effective registration statement relating thereto under the Act or such sale or transfer is not in violation of the Act (the "Exercise Form"), and (ii) payment in full of the aggregate Exercise Price. An Exercise Form shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing. Payment of the Exercise Price of each Warrant shall be in cash or by official bank or certified check, money order or wire transfer of an amount equal to the Exercise Price then in effect, in lawful money of the United States of America. The person entitled to receive the Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date.

          (c) The Company shall not be obligated to issue any fractional shares of Common Stock in connection with the exercise of any Warrant. In lieu of issuing any fractional Warrant Shares, the Company shall pay to any Warrant Holder who otherwise would have been entitled to a fractional Warrant Share cash (without interest) in an amount determined by multiplying the fractional interest to which such Warrant Holder would otherwise be entitled by the closing sale price of the Common Stock as reported on the NASDAQ National Market (or, if the Common Stock is not then listed for trading thereon, on such other principal market or exchange on which the Common Stock is then traded or, if no closing sale price is reported by the principal market or exchange on which the Common Stock is then traded, then the average of the closing bid and asked prices as reported) on the day immediately prior to (but not including) the Exercise Date (or if no bid and asked prices are reported, then the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company (as so determined, the "Market Price").

          (d) Within two Business Days after the Exercise Date, the Company, at its own expense, shall cause to be issued and sent for next Business Day delivery to the person or persons entitled to receive the same, a certificate or certificates in the name of the Warrant Holder for the number of Warrant Shares deliverable on such exercise. All Warrant Shares delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable.

          (e) The Company may deem and treat the Warrant Holder as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. No Warrant shall entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder shall have exercised the Warrant on or prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such rights or dividends.

     4.   REGISTRATION RIGHTS.

          The holders of Warrant Shares shall have the registration rights provided for in the Registration Rights Agreement executed by the Company and the Investors on the date hereof (the "Registration Rights Agreement").

     5.   RESERVATION OF SHARES AND PAYMENT OF TAXES.

          (a) The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares of Common Stock as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall be free from all taxes, liens and charges with respect to the issuance thereof.

          (b) The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, and the issuance or delivery of any Warrant Shares upon the exercise of the Warrants, except that in the event that the Warrant Shares are to be delivered in a name other than the name of the Warrant Holder reflected on the certificate for the Warrant, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges or transfer fees incident thereto.

     6.   REGISTRATION OF TRANSFER.

          (a) The Warrant certificates may, subject to provisions of the Federal securities and state securities laws and the provisions of this Agreement, be transferred in whole or in part. Certificates to be transferred shall be surrendered to the Company at its Corporate Office or such other office or agency as the Company may designate.

          (b) The Company shall keep transfer books which shall register Warrant certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant certificate, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of Warrants. All such Warrant certificates shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, together with an opinion of counsel, reasonably satisfactory in form and substance to counsel for the Company, that an exemption from registration under the Act for the transfer exists and a written representation from the transferee that (i) the Warrants are being acquired for investment and not for distribution otherwise than in compliance with the Act, (ii) acknowledging that the Warrants have not been registered under the Act and (iii) agreeing that the Warrants, if not registered under the Act, may not be transferred unless there is an effective registration statement with respect thereto or in the opinion of counsel, which shall be reasonably satisfactory in form and substance to counsel for the Company, that such transfer is an exempt transaction under the Act.

          (c) Prior to due presentment for registration of transfer thereof, the Company may treat the Warrant Holder as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone), and the Company shall not be affected by any notice to the contrary.

     7.   LOSS OR MUTILATION.

          On receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of any Warrant certificate, the Company shall execute and deliver to a Warrant Holder in lieu thereof a new Warrant certificate representing an equal number of Warrants. In the case of loss, theft or destruction of any certificate, the Warrant Holder shall be required to indemnify the Company and to post an indemnity bond as a condition to the issuance of a replacement certificate. In the event a certificate is mutilated, such certificates shall be surrendered and canceled by the Company prior to delivery of a new certificate. The Warrant Holder shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     8.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE.

          (a) (i) Except as otherwise provided in Section 8(b) and subject to the exceptions set forth in Section 8(c), in the event the Company shall, at any time or from time to time after the date hereof, (A) sell or issue for cash any shares of Common Stock for a consideration per share that is less than either (x) the Market Price of the Common Stock (as defined in Section 3(c)) on the last trading day preceding the date of such sale or issuance or (y) at any time prior to the first anniversary of the date of this Agreement, for a price per share that is less than the then-applicable Exercise Price on the last trading day preceding the date of such sale or issuance, (B) issue any shares of Common Stock as a stock dividend to the holders of shares of Common Stock, or (C) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Exercise Price in effect immediately prior to such event shall be changed to the Exercise Price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock that the aggregate consideration received (determined as provided in Section 8(b)) for the issuance of such additional shares would purchase at the Market Price and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares; provided, however, if a sale or issuance satisfies conditions of both A(x) and A(y), only the adjustment that produces the greater change in the Exercise Price shall be made. Such adjustment shall be made successively whenever such an issuance is made.

               (ii) Upon the adjustment of the Exercise Price pursuant to this
Section 8, the total number of shares of Common Stock purchasable upon exercise of each Warrant shall be such number of shares (calculated to the nearest one-tenth of a share) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, (1) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and
(2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

          (b) For purposes of Section 8(a), the following provisions shall be applicable:

               (i) The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company, and the sale of such shares shall be a sale for purposes of Section 9(a).

               (ii) No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in the Exercise Price; provided that any adjustments that by reason of this clause
(ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with all adjustments so carried forward, require an increase or decrease of at least $.01 in the Exercise Price.

          (iii) In the event of (A) the sale by the Company (or as a component of a unit being sold) for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, either Common Stock or any securities that are convertible into or exchangeable for Common Stock (such securities convertible or exchangeable into Common Stock being herein referred to as "Convertible Securities") or (B) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities (in either case whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable), and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(1) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration, if any, received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any (other than the surrender of such Convertible Securities), payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common

Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either (x) the Market Price of the Common Stock on the last trading day preceding the date of the issuance or sale of such rights, warrants or options or (y) at any time prior to the first anniversary of the date of this Agreement, for a price per share that is less than the then-applicable Exercise Price on the last trading day preceding the date of such sale or issuance, then for purposes of Section 8(a) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants, or options and upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding shares of Common Stock as of the date of the issuance or sale of such rights, warrants or options and shall be deemed to have been sold for cash in an amount equal to such price per share.

               (iv) In the event of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any (other than the surrender of such Convertible Securities), payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either (x) the Market Price of the Common Stock on the last trading day preceding the date of the sale of such Convertible Securities or (y) at any time prior to the first anniversary of the date of this Agreement, for a price per share that is less than the then-applicable Exercise Price on the last trading day preceding the date of such sale or issuance, then for purposes of
Section 8(a) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding shares of Common Stock as of the date of the sale of such Convertible Securities and shall be deemed to have been sold for cash in an amount equal to such price per share.

               (v) On the expiration of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, or the termination of any right to convert or exchange Convertible Securities, in respect of which any adjustments previously shall have been made in accordance with clause (iii) or (iv) of this Section 8(b), the Exercise Price in effect immediately prior to the time of such expiration or termination shall be adjusted to such Exercise Price as would be applicable had such adjustments not been made with respect to (A) the issuance of or the adjustment of the Exercise Price of such rights, warrants or options which have expired or
(B) the issuance of or the adjustment of the conversion or exercise price of such Convertible Securities the rights under which to convert or exchange have terminated.

               (vi) In case of the sale or issuance of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

          (c) No adjustment to the Exercise Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made:

               (i) upon the issuance or sale of any securities (including stock options) of the Company that are issued pursuant to any stock option or stock bonus plan or arrangement of the Company for the benefit of directors, officers or employees of the Company; or

               (ii) upon the sale or exercise of the Warrants or any adjustment to the Exercise Price thereof; or

               (iii) upon the issuance or sale of Common Stock or Convertible Securities as the result of the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of this Agreement or were thereafter issued or sold; or

               (iv) upon the issuance or sale of Common Stock as the result of the conversion or exchange of any Convertible Securities, whether or not such Convertible Securities were outstanding on the date of this Agreement or were thereafter issued or sold.

          (d) As used in this Section 8, the term "Common Stock" shall mean the Common Stock as designated in the Company's Certificate of Incorporation on the date hereof and shall also include any capital stock of any class of the Company hereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall be the shares so designated as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(e), the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

          (e) In case of any reclassification, capital reorganization or other change in the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change in the Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, the Company shall cause effective provision to be made so that each registered holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that could have been purchased upon the exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 8 with respect to rights and interests thereafter of the holder to the end that the provisions of this
Section 8 shall thereafter be applicable, as near as reasonably practicable, in relation to any shares or other property thereafter purchasable upon the exercise of a Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to, or simultaneously with, the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing the property of the Company shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or property as, in accordance with the foregoing provisions, such holder shall be entitled to purchase (and the other obligations of the Company under this Agreement). The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes in the Common Stock and to successive consolidations, mergers, sales or conveyances.

          (f) After each adjustment of the Exercise Price pursuant to this
Section 8, the Company promptly will prepare a statement, certified by its Chairman or President and by its Treasurer or Assistant Treasurer, setting forth: (i) in reasonable detail the computation of the Exercise Price, as so adjusted, and the computation of the number of shares of Common Stock purchasable upon exercise of each Warrant, as so adjusted, and (ii) a brief description of the circumstances giving rise to the adjustment. The Company shall deliver a copy of such statement to each Warrant Holder. The Company will allow any Warrant Holder or its representative to inspect the books and records of the Company to the extent necessary to verify any such computation.

          (g) Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant certificates theretofore and thereafter issued shall, unless the Company in its sole discretion shall determine to issue new Warrant certificates, continue to express the Exercise Price per share and the number of shares purchasable thereunder as were expressed in the Warrant certificates when the same were originally issued.

          (h) The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as reasonably may be necessary or appropriate (including, if necessary or appropriate, making equitable adjustments to the kind and amount of securities issuable upon the exercise of the Warrants and the Exercise Price) in order to protect the rights of the holders of the Warrants against dilution or other impairment.

          (i) In case the Company shall take a record of the holders of its Common Stock for the purpose of (i) entitling them to receive a dividend or any other distribution in respect of the Common Stock payable in cash or other property, (ii) entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights, (iii) any classification, reclassification or other reorganization of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or
(iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in any such case, the Company shall mail to each Warrant Holder in the manner provided for in Section 10, at least 20 days prior to such record date, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, is to take place. Such notice shall also specify the date or expected date, if any is to be fixed, on which said dividend, distribution of rights, or an exchange of shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, is expected to occur, provided, however, that the failure to give such notice shall not affect the validity of any such proceeding or transaction.

     9.   OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS.

          The Company will use its best efforts (a), except that the Company is not obligated to register the Warrant Shares for sale by the Company under the Securities Act or any state securities laws, to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and make any necessary filings under federal or state securities laws, which may be or become requisite in connection with the issuance, sale and delivery of the Warrant certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and (b) to cause the Warrant Shares, prior to their sale pursuant to any registration statement filed in accordance with the Registration Rights Agreement or other transfer which is not restricted under the federal securities laws, to be listed on the NASDAQ National Market or the principal securities exchange or market within the United States of America on which the Common Stock is then listed.

     10.  NOTICES.

          All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission to, in the case of the Company:

                           Alpha 1 Biomedicals, Inc.
                           6707 Democracy Boulevard
                           Suite 111
                           Bethesda, MD  20817-1129
                           Telecopier number: (301) 564-4424
                           Attention:  Michael Berman

and if to the Warrant Holder at the address of such holder as set forth on the transfer books maintained by or on behalf of the Company.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid; upon receipt, if sent by facsimile, except that in the case of Roger H. Samet, no notice or communication shall be deemed given unless (x) actually received by Roger H. Samet or (y) given in the manner provided above to the person to whom copies are to be delivered as identified in the Unit Purchase Agreement.

     11.  THIRD PARTY BENEFICIARIES.

          Each registered holder of a Warrant, whether or not such holder is a party to this Agreement, is an intended beneficiary of this Agreement, and this Agreement may be enforced by such registered holder. Nothing in this Agreement shall be construed to give any person or entity, other than the Company and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement.

     12.  FURTHER INSTRUMENTS.

          The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     13.  NO INCONSISTENT AGREEMENTS.

          The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Warrant Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company will not enter into any agreement which will grant any such rights that are in conflict with the rights afforded by this Agreement.

     14.  AMENDMENTS AND WAIVERS.

          The Company may, without the consent or concurrence of the holders of the Warrants, make any changes or corrections in this Agreement that are necessary or desirable to cure any ambiguity or to correct any defective provision, mistake or manifest error herein contained; provided that such changes do not adversely affect the rights or interests of the holders of the Warrants. Otherwise, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, (i) as related to the rights or obligations of Roger H. Samet, except with the prior written consent of the Company and Roger H. Samet, and (ii) as related to the rights or obligations of the holders of Warrants other than Roger H. Samet, otherwise than with the prior written consent of the Company and the registered holders of not less than a majority of the then-outstanding Warrants; provided, however, that no change in the number of the Warrant Shares purchasable upon the exercise of any Warrant, no increase in the Exercise Price and no acceleration of the Warrant Expiration Date shall be made without the consent in writing of each Warrant Holder.

     15.  SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

     16.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17.  HEADINGS.

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     18.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES, AND EACH BENEFICIARY HEREOF SHALL BE BOUND, TO SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     19.  SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal, void or unenforceable term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any term, provision, covenant or restriction that may be hereafter declared invalid, illegal, void or unenforceable.

     20.  ENTIRE AGREEMENT.

          This Agreement, together with the Registration Rights Agreement and the Unit Purchase Agreement, is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements between the parties with respect to such subject matter. There are no representations, promises, warranties or undertakings between the parties hereto with respect to the subject matter hereof, other than those set forth or referred to herein and therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                                         ALPHA 1 BIOMEDICALS, INC.


                                         By:
                                             ----------------------------------
                                               Michael Berman
                                               President



                      [additional signature pages follow]

                               WARRANT AGREEMENT

                                 SIGNATURE PAGE
                           FOR INDIVIDUAL PURCHASERS



-------------------------------------
Name of Purchaser
(Please print or type)



-------------------------------------
Signature

                               WARRANT AGREEMENT

                                 SIGNATURE PAGE
                              FOR TRUST PURCHASERS



--------------------------------------
Name of Trust (Please print or type)


By
   ------------------------------------
Trustee's Signature

                               WARRANT AGREEMENT

                                 SIGNATURE PAGE
                           FOR PARTNERSHIP PURCHASERS



-------------------------------------------------
Name of Partnership (Please print or type)


By
   ----------------------------------------------
         Signature of a General Partner


By
   ----------------------------------------------
         Signature of Additional General Partner
         (if required by partnership agreement)


By
   ----------------------------------------------
         Signature of Additional General Partner
         (if required by partnership agreement)

WARRANT AGREEMENT

                                 SIGNATURE PAGE
                            FOR CORPORATE PURCHASERS



----------------------------------------------
Name of Corporation (Please print or type)


By
    ------------------------------------------
         Signature of Authorized Agent

Title:
      ----------------------------------------

                                   EXHIBIT A

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                          CLASS D WARRANT CERTIFICATE

                           ALPHA 1 BIOMEDICALS, INC.

Warrant No. WD-________                      No. of Class D Warrants: ________

     This certifies that, for value received and subject to the terms and conditions set forth herein, _______________________________ or its registered assign (the "Warrant Holder"), is the registered holder of _______ Class D Warrants. This Class D Warrant has been issued pursuant to, and is subject to the terms and conditions set forth in, a Warrant Agreement, dated March ____, 1997, by and among Alpha 1 Biomedicals, Inc. (the "Company"), and the other initial purchasers of Class D Warrants (the "Warrant Agreement").

     1. EXERCISE. Each whole Class D Warrant evidenced hereby is exercisable by the Warrant Holder at any time on or prior to the Warrant Expiration Date (as defined in Section 2) to purchase, at an exercise price of $.10 per Class D Warrant (the "Exercise Price"), one share of the common stock, par value $.001 per share of the Company (the "Common Stock"). (The shares of Common Stock acquirable upon exercise hereof are referred to herein as "Warrant Shares.") Notwithstanding the foregoing, no Warrant may be exercised by the Warrant Holder, nor may any Warrant Shares be issued or delivered by the Company, unless on the Exercise Date (i) there is an effective registration statement covering the offer and sale of the applicable Warrant Shares under the Securities Act of 1933, as amended (the "Act"), and the Warrant Shares are registered or qualified for sale under applicable securities or "Blue Sky" statutes or (ii) an exemption from registration or qualification thereunder is applicable. The Company may require, as a condition of allowing the exercise of this Warrant, that the Warrant Holder furnish to the Company a written representation from the Warrant Holder to the effect that (i) the holder is an "accredited investor" as defined by Rule 501 under the Act (or such other reasonable representations as shall be necessary for the Company to conclude that the sale of the Warrant Shares to the Warrant Holder is an exempt transaction under the Act), (ii) the Warrant Shares being acquired upon exercise are being purchased for investment and not for distribution in violation of the Act, (iii) acknowledging that such Warrant Shares have not been registered under the Act and (iv) agreeing that such Warrant Shares may not be sold or transferred unless there is an effective registration statement relating thereto under the Act, or, such sale or transfer is not in violation of the Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. The Class D Warrants evidenced by this certificate may be exercised at any time, and from time to time, in whole or in part prior to 5:00 P.M. on March 12, 2007 (the "Warrant Expiration Date"), subject to extension as described in the Warrant Agreement if the date that otherwise would be the Warrant Expiration Date is not a Business Day (as defined in the Warrant Agreement).

     3. ADJUSTMENTS. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Class D Warrants is subject to adjustment under certain circumstances as set forth in Section 8 of the Warrant Agreement.

     4. MANNER OF EXERCISE. The Class D Warrants evidenced hereby may be exercised by delivery to the Company at its corporate offices located at 6707 Democracy Boulevard, Suite 111, Bethesda, MD 20817-1129, or such other office or agency as the Company may designate, of (i) this Class D Warrant certificate, with the attached Election to Purchase Certificate duly executed and (ii) payment in full of the aggregate Exercise Price for the number of Class D Warrants being exercised by official bank or certified check, money order or wire transfer in lawful money of the United States of America.

     5. ISSUANCE OF COMMON STOCK UPON EXERCISE. Within two Business Days after the exercise date of a Class D Warrant, the Company, at its own expense, shall cause to be issued and sent for next Business Day delivery, a certificate or certificates for the whole number of Warrant Shares to which the Warrant Holder is entitled upon such exercise. Cash will be issued in lieu of any fractional share of Common Stock to which the Warrant Holder otherwise would be entitled. The Warrant Shares delivered upon the exercise of the Class D Warrants shall be validly issued, fully paid and nonassessable. Irrespective of the date of issuance and delivery of any Warrant Shares, upon the exercise of a Class D Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Warrant Shares acquired on the date on which the Class D Warrant has been duly exercised.

     6. REGISTRATION RIGHTS. The registered holder of this Warrant is entitled to the registration rights that are set forth in a Registration Rights Agreement entered into among the Company and the initial purchasers of the Class D Warrants.

     7. NO RIGHT AS SHAREHOLDER. The Warrant Holder is not, by virtue of the ownership of this Class D Warrant, entitled to any rights whatsoever as a shareholder of the Company.

     8. TRANSFER OR ASSIGNMENT. A Class D Warrant may not be transferred or assigned unless the Warrant Holder provides to the Company an opinion of counsel, reasonably satisfactory in form and substance to counsel for the Company, that an exemption from registration under the Act for the transfer exists and the transferee provides a written representation that (i) the Class D Warrant is being acquired for investment and not for distribution otherwise than in compliance with the Act, (ii) acknowledging that the Class D Warrant has not been registered under the Act for sale to the transferee and (iii) agreeing that the Class D Warrant may not be transferred unless there is an effective registration statement with respect thereto under the Act, or in the opinion of its counsel delivered to the Company, which opinion shall be reasonably satisfactory in form and substance to counsel for the Company, such transfer is an exempt transaction under the Act.

     9. WARRANT AGREEMENT. The terms and conditions of this Class D Warrant are set forth in the Warrant Agreement which is incorporated herein by this reference as if fully set forth herein and made a part hereof, and to which the Warrant Holder, by the acceptance of this certificate, agrees to be bound. To the extent of any conflict between this certificate and the Warrant Agreement, the terms and conditions of the Warrant Agreement shall control.

     IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this 12th day of March, 1997.


[SEAL]                                      ALPHA 1 BIOMEDICALS, INC.
                                            on behalf of the Company
                                            and as Warrant Agent




                                          By:
                                             -----------------------------

Attest:
       ----------------------------------

         Name: R.J. Lanham
               ---------------

         Title: Secretary
               ---------------

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise of Warrant)


     The undersigned hereby irrevocably elects to exercise the right, represented by this Class D Warrant certificate, to purchase _______ shares of Common Stock of Alpha 1 Biomedicals, Inc. (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in cash or by official bank or certified check, money order or wire transfer.
]
     The undersigned requests that a certificate for such shares be registered in the name of _____________________________, which person, if other than the undersigned, is the _____________ (e.g., nominee or affiliate) of the undersigned, and whose address is ______________________________ and that such shares be delivered to ___________________________ whose address is
___________________________.

     If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such shares be registered in the name of ________________, which person, if other than the undersigned, is the
_____________ (e.g., nominee or affiliate) of the undersigned, and whose address is ______________________, and that such Warrant certificate be delivered to ________________, whose address is ______________________.

     In connection with this exercise, the undersigned (i) the undersigned is an "accredited investor" as defined by Rule 501 under the Securities Act of 1933, as amended (the "Act"), (ii) represents and warrants to the Company that the shares are being purchased for investment and not for distribution in violation of the Act, (iii) acknowledges that such shares have not been registered for sale to the undersigned under the Act, and (iv) agrees that such shares may not be sold or transferred unless there is an effective registration statement relating thereto under the Act or, in the opinion of counsel to the Company, such sale or transfer is an exempt transaction under the Act.


                                            ----------------------------------
                                                         Signature

                                            Date:
                                                 -----------------------------


                                            ----------------------------------
                                                     Signature Guaranteed

                              [Form of Assignment]
                    (To Be Executed by the Registered Holder
                          in Order to Assign Warrants)



FOR VALUE RECEIVED, _________________________________________________ hereby sells, assigns and transfers unto


         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               -------------------------------------------------

               -------------------------------------------------

               -------------------------------------------------
                     (please print or type name and address


_________________________________________________ of the Class D Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                                    -------------------------------------
                                                         Signature



THE SIGNATURE TO THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.




PPM-WARR  MARCH 5, 1997